Exhibit 10.1
EXECUTION VERSION
TERMINATION AGREEMENT
relating to the
MASTER AGREEMENT
dated as of January 15, 2009 and amended as of November 30, 2009, among
CITIGROUP INC.,
CERTAIN AFFILIATES OF CITIGROUP IDENTIFIED THEREIN,
UNITED STATES DEPARTMENT OF THE TREASURY,
FEDERAL DEPOSIT INSURANCE CORPORATION
and
FEDERAL RESERVE BANK OF NEW YORK
     This Termination Agreement (this “Termination Agreement”) to the Master Agreement dated as of January 15, 2009 (as amended on November 30, 2009, the “Master Agreement”) among Citigroup Inc., a Delaware corporation (“Citigroup”), each Citigroup Ring-Fence Affiliate (as defined in the Master Agreement), the United States Department of the Treasury (“Treasury”), the Federal Deposit Insurance Corporation (“FDIC”) and the Federal Reserve Bank of New York (“FRBNY” and, together with Treasury and FDIC, the “U.S. Federal Parties”) is entered into this 23rd day of December, 2009, among Citigroup, the Citigroup Ring-Fence Affiliates and the U.S. Federal Parties.
RECITALS
     WHEREAS, Citigroup, the Citigroup Ring-Fence Affiliates and the U.S. Federal Parties entered into the Master Agreement, whereby in support of financial market stability, the U.S. Federal Parties agreed to provide loss protection to Citigroup and certain of its Affiliates with respect to a pool of assets having a value of approximately $300,700,000,000 consisting primarily of residential and commercial mortgage-backed securities, mortgage loans, automobile loans and other consumer loans, highly leveraged finance loans, corporate loans and securities of structured investment vehicles;
     WHEREAS, as consideration for the loss protection provided by Treasury and the FDIC to Citigroup and certain of its Affiliates under the Master Agreement, Citigroup issued (i) to Treasury 4,034 shares (the “Guarantee Preferred Shares”) of its preferred stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock Series G”, having a liquidation amount of $1,000,000 per share (the “Guarantee Preferred Stock”), and a warrant (the “Guarantee Warrant”) to purchase 66,531,728 shares of Citigroup’s common stock, par value $0.01 per share (“Common Stock”), and (ii) to the FDIC 3,025 shares of the Guarantee Preferred Stock;
     WHEREAS, Citigroup and Treasury entered into the Securities Purchase Agreement, dated as of December 31, 2008, relating to the Targeted Investment Program (the “TIP SPA”), whereby Treasury invested $20,000,000,000 in Citigroup and Citigroup issued to Treasury 20,000 shares (the “TIP Preferred Shares”) of its preferred stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series I”, having a liquidation amount of $1,000,000 per share, and a warrant (the “TIP Warrant”) to purchase 188,501,414 shares of Common Stock;
     WHEREAS, Citigroup and Treasury entered into the Exchange Agreement, dated as of June 9, 2009 (the “Treasury Exchange Agreement”), pursuant to which, inter alia, Citigroup caused a newly-formed Delaware business trust (the “TruPs Issuer”) to (i) issue and sell the number of preferred shares calculated in accordance therewith and having the terms set forth in Schedule A thereto (the “TIP TruPs”) to Treasury in exchange for the surrender of the TIP Preferred Shares held by Treasury; and (ii) issue and sell the number of preferred shares calculated in accordance therewith and having the terms set forth in Schedule A thereto (the “Treasury Guarantee TruPs”) to Treasury in exchange for the surrender of the Guarantee Preferred Shares held by Treasury, in each case on the terms and subject to the conditions set forth in the Treasury Exchange Agreement;
     WHEREAS, Citigroup and the FDIC entered into the Exchange Agreement, dated as of June 9, 2009 (the “FDIC Exchange Agreement,” and together with the Treasury Exchange Agreement, the “Exchange Agreements”), pursuant to which Citigroup caused the TruPs Issuer to issue and sell the number of preferred shares calculated in accordance therewith and having the terms set forth in Schedule A thereto (the “FDIC Guarantee TruPs,” and together with the Treasury Guarantee TruPs, the “Guarantee TruPs”; and the Guarantee TruPs together with the TIP TruPs, the “TruPs Exchange Securities”) to the FDIC in exchange for the surrender of the Guarantee Preferred Shares held by the FDIC on the terms and subject to the conditions set forth in the FDIC Exchange Agreement;
     WHEREAS, Citigroup and the FDIC entered into the FDIC’s Temporary Liquidity Guarantee Program (the “TLGP”), whereby one or more affiliates of Citigroup (the “Citigroup TLGP Issuers”) have issued debt instruments (the “TLGP Instruments”) which were guaranteed by the FDIC pursuant to the terms of the TLGP;
     WHEREAS, on December 13, 2009, Citigroup notified the Board of Governors of the Federal Reserve System (“Board of Governors”) that, in view of improvements in its financial condition and in financial market stability, and subject to the consummation of certain actions including an offering of common stock and other securities, it wished to redeem or repurchase all the TIP TruPs and to terminate the Master Agreement;
     WHEREAS, Citigroup, Treasury and the FDIC have agreed that, in connection with the early termination of the Master Agreement, Citigroup shall reduce the Liquidation Amount (as defined in the Amended and Restated Declaration of Trust of Citigroup Capital XXXIII, dated July 30, 2009) (“Liquidation Amount”) of Guarantee TruPs by $1,800,000,000 which shall be allocated as provided herein;
     WHEREAS, on December 14, 2009, the Board of Governors granted approval for such repayment and termination provided that certain actions, including the offering of the Common Stock and other securities, were completed (the “Federal Reserve Conditional Approval”);
     WHEREAS, on December 22, 2009, Citigroup completed an offering of common stock and mandatory convertible preferred stock as contemplated by the Federal Reserve Conditional Approval;
     WHEREAS, simultaneously with the entry into this Termination Agreement, Citigroup is redeeming or repurchasing the TIP TruPs; reducing the Liquidation Amount of the Guarantee TruPs by $1,800,000,000; and paying a $50,000,000 termination fee to the FRBNY;
     WHEREAS, the parties hereto agree that Citigroup and the Citigroup Ring-Fence Affiliates have received substantial benefit by virtue of the U.S. Federal Parties’ agreement to bear the risk of loss on the Covered Assets pursuant to the Master Agreement; and
     WHEREAS, by this Termination Agreement, Citigroup, the Citigroup Ring-Fence Affiliates and the U.S. Federal Parties wish to terminate the Master Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:
     SECTION 1. Defined Terms. Terms used but not defined herein shall be as defined in the Master Agreement.
     SECTION 2. Termination and Release.
     (a) The parties acknowledge and agree that:
     (i) the Master Agreement and each Program Document is hereby terminated effective as of the date hereof (the “Effective Date”), except as set forth in this Termination Agreement;
     (ii) the U.S. Federal Parties shall have no further obligations as of the Effective Date to make any Treasury Advances, FDIC Advances or FRBNY Loan, as applicable;
     (iii) no Citigroup Ring-Fence Affiliate shall make a claim for any Covered Loss on or after the Effective Date; and
     (iv) each Citigroup Ring-Fence Entity hereby releases, discharges and acquits each of the U.S. Federal Parties, and each U.S. Federal Party hereby releases, discharges and acquits each Citigroup Ring-Fence Entity, from all Released Claims (as defined below), except for any rights and obligations under this Termination Agreement.
     (b) “Released Claims” means all claims of any party, including but not limited to claims, demands, obligations, liabilities, cause or causes of action (whether at law or in equity), whensoever arising and occurring at any time up to and through the date hereof, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, that arise out of or relate to the Master Agreement, any Program Document, the guarantee (in the case of Treasury and the FDIC) or the loan (in the case of the FRBNY) established thereunder.
     (c) Notwithstanding the foregoing, the provisions of Sections 13.4 and 13.5 of the Master Agreement shall survive the termination of the Master Agreement. For the avoidance of doubt, the agreements in Section 13.5 survive to the same extent as if there had been a repayment of a Treasury Advance, a FDIC Advance and the FRBNY Loan. In addition Citigroup agrees to pay or reimburse the US Federal Parties for reasonable out-of-pocket costs and expenses, and to indemnify and hold harmless the US Federal Parties for any losses, incurred in connection with or as a result of this Termination Agreement. Moreover, in addition to the executive compensation provisions of the relevant Exchange Agreements (which require compliance with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009), for 2010, the Board of Governors, in consultation with the Office of the Comptroller of the Currency and the FDIC, will review the actual incentive compensation arrangements for Citigroup’s top 30 earners (as opposed, for example, to simply reviewing the firm’s overall incentive compensation policies and practices) to be sure they comport with the Board of Governor’s incentive compensation principles as set forth in the Board of Governor’s guidance.
     SECTION 3. TruPs Exchange Securities and Warrant. The parties hereto agree that in connection with the termination and release set forth in Section 2 hereof,
     (a) (i) Citigroup is simultaneously redeeming the TIP TruPs and (ii) the aggregate Liquidation Amount of the Treasury Guarantee TruPs shall be adjusted such that, as of the date hereof, the aggregate Liquidation Amount of the Treasury Guarantee TruPs held by Treasury shall be reduced from $4,034,000,000 to $2,234,000,000;
     (b) Treasury shall retain (i) $2,234,000,000 Liquidation Amount of the Treasury Guarantee TruPs currently held by Treasury (and, to implement the foregoing, Treasury will deliver to Citigroup one or more certificates representing Treasury Guarantee TruPs and will transfer to Citigroup the title in $1,800,000,000 in aggregate Liquidation Amount of Treasury Guarantee TruPs (which may be cancelled by Citigroup), and Citigroup will deliver to Treasury new certificates representing $2,234,000,000 Liquidation Amount of the Treasury Guarantee TruPs), (ii) accrued interest on the reduced $1,800,000,000 in aggregate Liquidation Amount of Treasury Guarantee TruPs and (iii) all of the Guarantee Warrant and the TIP Warrant; and
     (c) the FDIC:
     (i) agrees that it waives any rights to pro rata redemption set forth in the Exchange Agreements of the FDIC Guarantee TruPs in connection with the redemption by Citigroup of the TIP TruPs; and
     (ii) shall initially retain all FDIC Guarantee TruPs currently held by the FDIC and shall transfer to the Treasury $800,000,000 aggregate Liquidation Amount of Guarantee TruPs, subject to certain deductions and credits as set forth in the letter agreement between Treasury and the FDIC dated the date hereof which is attached in form as Annex A hereto and subject to and in accordance with the other terms and conditions set forth therein (and Treasury and the FDIC will deliver existing certificates, and Citigroup will deliver new certificates to Treasury and the FDIC, for Guarantee TruPs in connection with such transfer as requested by Treasury and the FDIC at such time).
     SECTION 4. Termination Fee to the FRBNY. As partial consideration to the FRBNY in respect of the termination of the FRBNY’s obligations under the Master Agreement, Citigroup shall have wired $50,000,000 in immediately available funds prior to or on the Effective Date to a FRBNY account identified by FRBNY to Citigroup in writing.
     SECTION 5. Power; Authorization; Enforceable Obligations. Each Citigroup Ring-Fence Entity hereby represents and warrants that: (a) it has the power and authority to enter into this Termination Agreement; (b) it has taken all necessary organizational action to authorize the execution, delivery and performance of this Termination Agreement to which it is a party; (c) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Termination Agreement to which any Citigroup Ring-Fence Entity is a party, except consents, authorizations, filings and notices as have been obtained or made and are in full force and effect; and (d) this Termination Agreement constitutes a legal, valid and binding obligation of such

Citigroup Ring-Fence Entity, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     SECTION 6. Information, Access and Confidentiality.
     (a) Treasury and FDIC agree that notwithstanding the termination and release provided for in this Termination Agreement, their obligations under Section 13.16(d) of the Master Agreement shall survive the termination of the Master Agreement. FRBNY agrees that notwithstanding the termination and release provided for in this Termination Agreement, its obligations under Section 13.16(f) of the Master Agreement shall survive the termination of the Master Agreement. Citigroup and the Citigroup Ring Fence Affiliates agree that Section 13.17 of the Master Agreement governing their confidentiality obligations survive termination of the Master Agreement.
     (b) Citigroup and the Citigroup Ring-Fence Affiliates each agree to continue to maintain their books and records, including electronic and physical documents, in respect of the creation, implementation and operation (it being understood that such implementation and operation are through the date hereof) of the Master Agreement as well as all electronic or physical documents created pursuant to the Master Agreement and to permit representatives of each of the U.S. Federal Parties to have access to and/or examine and make copies or abstracts of any such books, records or documents upon reasonable notice.
     (c) Citigroup and the Citigroup Ring-Fence Affiliates each agree to cooperate, and to provide access to personnel and any books, papers, records or other data, with the (i) U.S. Federal Parties and their representatives (ii) the Special Inspector General of the Troubled Asset Relief Program (ii) the Comptroller General of the United States and (iii) any other entity that has statutory authority in respect of any investigations, inquiries, oversight requests and the like directed to any of the U.S. Federal Parties relating to the creation, implementation or operation of the Master Agreement.
     SECTION 7. Entire Agreement; Amendment. This Termination Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior oral or written agreements, commitments or understanding with respect to the matters provided for herein. No amendment, modification or discharge of this Termination Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge was sought. Notwithstanding the foregoing, nothing in this Termination Agreement (unless otherwise noted) shall supersede the terms of the Exchange Agreements.
     SECTION 8. Effectiveness and Citigroup Affiliates. This Termination Agreement shall be effective and binding against Citigroup and each and every Citigroup Ring-Fence Affiliate, upon the execution by any individual Citigroup Ring-Fence Entity without regard to any delay in execution by any other Citigroup Ring-Fence Entity.
     SECTION 9. GOVERNING LAW. THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY FEDERAL LAW, OR IN ABSENCE OF ANY CONTROLLING FEDERAL LAW, THE LAW OF THE STATE OF NEW YORK.

     SECTION 10. Counterparts. This Termination Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[Signature Pages Follow]

     IN WITNESS WHEREOF, each of the undersigned parties to this Termination Agreement has caused this Termination Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date of this Termination Agreement.

CITIGROUP INC.
By:	/s/ John C. Gerspach
Name:	John C. Gerspach
Title:	Chief Financial Officer

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ David N. Miller
Name:	David N. Miller
Title:	Acting Chief Investment Officer

FEDERAL DEPOSIT INSURANCE CORPORATION
By:	/s/ Steven O. App
Name:	Steven O. App
Title:	Deputy to the Chairman and Chief Financial Officer

FEDERAL RESERVE BANK OF NEW YORK
By:	/s/ Ari Cohen
Name:	Ari Cohen
Title:	Credit Investment and Payment Risk Officer

[Additional Signature Pages of Citigroup Ring-Fence Entities Follow]

CITIBANK, N.A.
By:	/s/ Eric Aboaf
	Name:	Eric Aboaf
	Title:	Treasurer and Head of Corporate Finance

CITICORP NORTH AMERICA, INC.
By:	/s/ Joseph J. Martinelli
	Name:	Joseph J. Martinelli
	Title:	Assistant Treasurer

CITICORP USA, INC.
By:	/s/ Joseph J. Marenelli
	Name:	Joseph J. Marenelli
	Title:	Assistant Treasurer

CITICORP TRUST BANK, FSB
By:	/s/ Sanjiv Das
	Name:	Sanjiv Das
	Title:	President

CITIGROUP GLOBAL MARKETS, INC.
By:	/s/ Scott L. Flood
	Name:	Scott L. Flood
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS REALTY CORP.
By:	/s/ Scott L. Flood
	Name:	Scott L. Flood
	Title:	Assistant Secretary

CITIGROUP FINANCIAL PRODUCTS, INC.
By:	/s/ Scott L. Flood
	Name:	Scott L. Flood
	Title:	Managing Director

LIQUIDATION PROPERTIES INC.
By:	/s/ Scott L. Flood
	Name:	Scott L. Flood
	Title:	Assistant Secretary

HUWEST COMPANY L.L.C.
By:	/s/ Scott L. Flood
	Name:	Scott L. Flood
	Title:	Secretary

CITICORP MUNICIPAL MORTGAGE INC. By: Citicorp Capital Management LLC, as Manager
By:	/s/ Eugene Kwon
	Name:	Eugene Kwon
	Title:	Secretary

NEWMAN CAPITAL I LLC
By:	/s/ Eugene Kwon
	Name:	Eugene Kwon
	Title:	Secretary

NEWMAN CAPITAL III LLC
By:	/s/ Eugene Kwon
	Name:	Eugene Kwon
	Title:	Secretary

CITICORP MUNICIPAL MORTGAGE TRUST By: Citicorp Capital Management LLC, as Manager
By:	/s/ Eugene Kwon
	Name:	Eugene Kwon
	Title:	Secretary

FM TAXABLE DEPOSITOR LLC
By:	/s/ Eugene Kwon
	Name:	Eugene Kwon
	Title:	Secretary

FM DEPOSITOR LLC
By:	/s/ Eugene Kwon
	Name:	Eugene Kwon
	Title:	Secretary

CITICORP FUNDING, INC.
By:	/s/ Scott L. Flood
	Name:	Scott L. Flood
	Title:	Assistant Secretary

CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
By:	/s/ Douglas C. Morrison
	Name:	Douglas C. Morrison
	Title:	Vice President & CFO

MUNICIPAL HOLDINGS LLC
By:	/s/ Eugene Kwon
	Name:	Eugene Kwon
	Title:	Secretary

MUNICIPAL REALTY CORP.
By:	/s/ Eugene Kwon
	Name:	Eugene Kwon
	Title:	Secretary

CITICORP HOME MORTGAGE SERVICES, INC.
By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

CITIFINANCIAL AUTO CORPORATION
By:	/s/ Calvin C. Balliet
	Name:	Calvin C. Balliet
	Title:	Senior Vice President

CITIFINANCIAL AUTO, LTD.
By:	/s/ Calvin C. Balliet
	Name:	Calvin C. Balliet
	Title:	Senior Vice President

CITICAPITAL TECHNOLOGY FINANCE, INC.
By:	/s/ Diane DiPaola
	Name:	Diane DiPaola
	Title:	Senior Vice President

CITIMORTGAGE, INC.
By:	/s/ Sanjiv Das
	Name:	Sanjiv Das
	Title:	President

CITIFINANCIAL MORTGAGE COMPANY, LLC By: Associates First Capital Corporation, its sole member
By:	/s/ Linda S. Davis
	Name:	Linda S. Davis
	Title:	Vice President

CITIFINANCIAL MORTGAGE COMPANY (FL), LLC By: Associates First Capital Corporation, its sole member
By:	/s/ Linda S. Davis
Name: Linda S. Davis Title: Vice President

Annex A
FDIC-UST Letter Agreement

[TREASURY LETTERHEAD]
December 23, 2009
Federal Deposit Insurance Corporation
550 17th Street, NW
Washington, DC 20429
Attn: [          ]
Re: Termination of the Citigroup Asset Guarantee Program
Dear [          ]:
     This letter is intended to set forth certain understandings between the FDIC and the U.S. Department of the Treasury relating to the termination of the Citigroup Asset Guarantee Program (the “Citi AGP”). The Citi AGP was established pursuant to the Master Agreement dated as of January 15, 2009 (as amended on November 30, 2009, the “Master Agreement”) among Citigroup Inc., a Delaware corporation (“Citigroup”), each Citigroup Ring-Fence Affiliate (as defined in the Master Agreement), Treasury, the FDIC and the Federal Reserve Bank of New York (“FRBNY” and, together with Treasury and the FDIC, the “U.S. Federal Parties”). The Master Agreement is being terminated pursuant to the Termination Agreement dated December 23, 2009 (the “Termination Agreement”), among Citigroup, the Citigroup Ring-Fence Affiliates and the U.S. Federal Parties, a copy of which is attached as Exhibit A. Terms used but not defined in this letter are as defined in the Termination Agreement.
     Citigroup participates in the FDIC’s Temporary Liquidity Guarantee Program (the “TLGP”), whereby Citigroup has issued debt instruments (the “Citigroup TLGP Instruments”), the timely payments of interest and principal on which are guaranteed by the FDIC pursuant to the terms of the TLGP. In the event that the FDIC is required to make and makes any payments under its guarantee of the Citigroup TLGP Instruments, such payments are referred to herein as the “TLGP Payments”.
     As set forth in the Termination Agreement, Citigroup, each Citigroup Ring-Fence Affiliate, Treasury, the FDIC and the FRBNY have agreed that in connection with and as a result of the early termination of the Citi AGP:
     (i) Citigroup shall reduce the Guarantee TruPs by $1,800,000,000 aggregate Liquidation Amount (as defined in the Amended and Restated Declaration of Trust of Citigroup Capital XXXIII, dated July 30, 2009) (“Termination Adjustment Amount”); (ii) on the Effective Date all such $1,800,000,000 Termination Adjustment Amount of TruPs shall consist of Treasury Guarantee TruPs and Treasury shall retain $2,234,000,000 Liquidation Amount of the Treasury Guarantee TruPs currently held by Treasury; and
     (ii) the FDIC shall initially retain all FDIC Guarantee TruPs currently held by the FDIC and shall transfer $800,000,000 aggregate Liquidation Amount (“the “TLGP Allocated TruPs”) to Treasury subject to the terms and on the conditions of this agreement.

     From the Effective Date until the date on which no Citigroup TLGP Instruments remain outstanding (the “Citigroup TLGP Maturity Date”), the FDIC shall, in accordance with and subject to the terms hereof, and for the benefit of the taxpayers:
     (x) hold the TLGP Allocated TruPs, as well as any cash, securities or property received upon any redemption, sale or exchange thereof, as well as any dividends, interest or other payments on the TLGP Allocated TruPs or any such cash, securities or property, for the account of Treasury (all of the foregoing the “TLGP Allocated Property”); and
     (y) be entitled to deduct any TLGP Payments, it being understood that insofar as the TLGP Allocated Property consists of cash or property other than TLGP Allocated TruPs, any such deduction shall be allocated against the securities and cash pro rata in a reasonable manner as agreed to between Treasury and the FDIC.
     Within five business days of the Citigroup TLGP Maturity Date, the FDIC will transfer the TLGP Allocated Property, less the amount of any TLGP Payments deducted therefrom, free and clear of any liens or encumbrances. The FDIC shall provide reasonable documentation of any TLGP Payments so deducted in writing to Treasury.
     Insofar as the TLGP Allocated Property includes cash, the FDIC shall credit interest to the Treasury on such cash commencing on the date of such receipt of cash (which interest shall be added to the TLGP Allocated Property) at the rate of interest customary from time to time for the FDIC’s Deposit Insurance Fund.
     In the event of any redemption or repurchase of any FDIC Guarantee TruPs by Citigroup, or of any sale of FDIC Guarantee TruPs by the FDIC, at any time on or before the Citigroup TLGP Maturity Date, and at a price that is equal to par or that is otherwise approved by Treasury pursuant hereto, the amount of FDIC Guarantee TruPs that are redeemed, repurchased or sold shall be allocated pro rata, or as otherwise agreed by Treasury and the FDIC, between the (i) TLGP Allocated TruPs and (ii) the balance of the FDIC Guarantee TruPs less the TLGP Allocated TruPs (the “FDIC Allocated TruPs”). The FDIC shall not agree to redeem or tender in any repurchase, or sell, the TLGP Allocated TruPs at a price less than par (plus any accrued and unpaid interest) without the consent of Treasury.
     In the event Citigroup offers to redeem, repurchase or exchange any FDIC Guarantee TruPs, or in the event there is an offer by any other party to purchase any FDIC Guarantee TruPs, the FDIC shall immediately notify Treasury of such offer and, if Treasury notifies FDIC that it wishes to have the TLGP Allocated TruPs redeemed, repurchased, exchanged or sold in such offer, the FDIC shall agree to redeem or tender for repurchase or exchange, or sell, all or such portion of the TLGP Allocated TruPs specified by Treasury, provided that if the FDIC also wishes to redeem, repurchase, exchange or sell FDIC Allocated TruPs in such offer, the amount of TLGP Allocated TruPs and FDIC Allocated TruPs so redeemed, repurchased, exchanged or sold shall be allocated pro rata based on the Liquidation Amounts then outstanding.
     In the event Treasury shall exercise any registration rights to sell any of the Treasury Guarantee TruPs before the Citigroup TLGP Maturity Date, the FDIC shall, at the request of Treasury, register and sell the TLGP Allocated TruPs, provided that if the FDIC also wishes to sell FDIC Allocated TruPs in such registration and there is a limit to the amount that may be included, the amount of TLGP Allocated TruPs and FDIC Allocated TruPs shall be allocated pro rata, based on the Liquidation Amounts then outstanding.

     The arrangements set forth in the immediately preceding three paragraphs shall also apply to any securities received in exchange for TLGP Allocated TruPs. The proceeds of any redemption, sale or exchange of TLGP Allocated TruPs shall be held as TLGP Allocated Property in accordance with this letter until the Citigroup TLGP Maturity Date.
[Signature Pages Follow]

     This letter constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior oral or written agreements, commitments or understanding with respect to the matters provided for herein. This letter may be executed by each of the parties hereto on any number of separate counterparts.

UNITED STATES DEPARTMENT OF THE TREASURY
By:
Name:
Title:

AGREED AND ACCEPTED:

FEDERAL DEPOSIT INSURANCE CORPORATION

By:

Name:
Title:

A-4